Leonard E. Neilson
                                 ATTORNEY AT LAW
                            8160 South Highland Drive
                                    Suite 209
                                Sandy, Utah 84093
      Phone: (801) 733-0800                             Fax: (801) 733-0808


                                 April 26, 2001



Securities and Exchange Commission
Office of Document Control
450 Fifth Street N.W.
Washington, D.C. 20549

VIA:  EDGARLink
---------------

Re:      Medisys Technologies, Inc.
         File No.  0-21441
         Definitive  Proxy Statement

To Whom It May Concern:

         Please find herewith transmitted by EDGARLink, the Definitive proxy statement filed on behalf of Medisys Technologies, Inc., for its stockholders meeting to be held May 9, 2001.

         Please direct all correspondences concerning this filing and Medisys Technologies, Inc. to this office.

                                              Yours truly,


                                              /s/ Leonard E. Neilson
                                              ----------------------
                                                  Leonard E. Neilson
:ae
attachment

                                                     Commission File No. 0-21441

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential for use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-12

                           MEDISYS TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)

                           MEDISYS TECHNOLOGIES, INC.
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         (1)      Title of each class of securities to which transaction
                  applies:   n/a
         (2)      Aggregate number of securities to which transaction
                  applies:   n/a
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and
                  state how it was determined):   n/a.
         (4)      Proposed maximum aggregate value of transaction:   n/a
         (5)      Total fee paid:  -0-

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2001


To our Stockholders:

         NOTICE is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Medisys Technologies, Inc., a Utah corporation (the "Company"), will be held on Wednesday, May 9, 2001, at 2:00 p.m. (local time), at the Sheraton Baton Rouge located at 102 France Street, Baton Rouge, Louisiana, for the following purposes.

1. To elect 8 directors to serve for the ensuing year or until their successors are duly elected and qualified;
2. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         Only stockholders of record at the close of business on March 19, 2001 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

         All stockholders are cordially invited to attend the Meeting in person. To assure your representation at the Meeting and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience. Any stockholder attending the Meeting may revoke their proxy and vote their shares in person.

                                         By Order of the Board of Directors,


                                         By: /s/ William David Kiesel
                                         ----------------------------
                                                 William David Kiesel, Secretary


Baton Rouge, Louisiana
April 16, 2001

                           MEDISYS TECHNOLOGIES, INC.
                                144 Napoleon St.
                              Baton Rouge, LA 70802

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of Medisys Technologies, Inc. (the "Company") to be held on Wednesday, May 9, 2001 at 2:00 p.m. (local time) at the Sheraton Baton Rouge, 102 France Street, Baton Rouge, Louisiana, and at any and all adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder anytime before it is voted. For more information concerning the procedure for revoking the proxy see "General". This Proxy Statement is first being mailed to stockholders on or about April 16, 2001, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000.

         Only stockholders of record at the close of business on March 19, 2001 are entitled to notice of and to vote at the Meeting. At the record date, there were 66,446,844 shares of the Company's Common Stock (the "Common Stock") outstanding and each share is entitled to one vote at the Meeting.

         Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

                          ITEM 1. ELECTION OF DIRECTORS

         Pursuant to the provisions of the Company's Articles of Incorporation and By-Laws, directors are to be elected annually. Presently, the number of directors in office is nine. Dr. Robert diBenedetto has informed the Company of his intention to retire from the Board of Directors at the end of his term.

         At the Meeting, 8 directors will be nominated to be elected to the Board of Directors, each director to hold office for one year or until his successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted FOR the election of the 8 nominees named below, all of whom are currently directors of the Company. In the event any of the nominees named herein are unable or decline to serve as a director at the time of the Meeting, it is intended that the proxies will be voted for the election of a substitute nominee as the proxy holder may determine. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve as a director. A majority of the votes cast is required to approve the election of each director.

         The following persons are being nominated for election to the Company's Board of Directors:

                 Nominee for Election to the Office of Director
                           at the 2001 Annual Meeting

                                      Director
Nominee               Age     Since   Position
-------               ---     -----   --------
Timothy Andrus, MD    51      1996    Director
Kerry M. Frey         55      1994    President, COO and Director
William D. Kiesel     56      1992    Corporate Secretary and Director
Charles Potter, MD    52      1999    Director
Edward P. Sutherland  54      1992    Chairman, CEO, Treasurer and Director
Richard H. Reisner    57      2000    Director
Bruce S. Morra, PhD   47      2001    Director
Paul L. Ray           54      2001    Director

                  BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

         MR. EDWARD P. SUTHERLAND is the Chairman/CEO, Treasurer and a co-founder of the Company. Mr. Sutherland received a Bachelor of Arts Degree from Louisiana State University in 1968, and a Juris Doctor Degree from Louisiana State University in 1974. He was in private law practice from 1974 until he co-founded the Company in 1992. Mr. Sutherland has over 25 years of business, professional and personnel management expertise in the private and public sectors including over eight years of experience in forming, developing and managing a start-up company in the medical R&D industry. His background includes strategic planning, financing, administration, policy formulation and execution, personnel education, general office management, bookkeeping, taxation, and interface with governmental agencies including the Food and Drug Administration (FDA) and the Securities and Exchange Commission (SEC). While practicing as an attorney, Mr. Sutherland also developed a comprehensive background in hospital and medical practice, and product liability litigation. He is currently admitted to practice in New York and in Louisiana.

         MR. KERRY M. FREY is the President and Chief Operating Officer and has over 28 years of experience in the health care industry. Mr. Frey became an Officer and a Director of the Company in November 1994. Mr. Frey received a Bachelor of Arts Degree from Southeastern Louisiana University in 1969. His background includes marketing and sales, as well as general management. Mr. Frey was associated with Johnson and Johnson Hospital Services for ten years in the development of multi-company corporate marketing programs and services. He served as Vice President of Marketing as well as VP of Sales. Mr. Frey has coordinated strategic assessment of the dynamic healthcare market, including managed care, integrated provider systems and healthcare reform. Previous consulting assignments have included integrated healthcare systems such as the General Health System and the Florida Hospital; futuristic health delivery planning with Walt Disney Development Company. He also consulted for Qualitycare, Inc., a medical distributor company, and has served on the boards of a medical software company and a start-up minority distributor.

         MR. WILLIAM DAVID KIESEL is a Director and a co-founder of the Company. During the past 25 years he has been actively engaged in advising numerous start-up businesses. During that period he has supported more that 100 start-up companies in all aspects of their businesses, including structuring of R&D programs, financial planning, management, as well as, marketing and sales of their new products. These companies have varied in size and encompass organizations offering a wide spectrum of products, including medical devices and pharmaceutical products. In addition to his current position with Medisys, he serves as the business manager of his own 25 person patent law firm. He has also provided to his clients fair market and liquidation's valuations of patents, trademarks, and other intellectual property. Mr. Kiesel received from Louisiana State University a B.S. Degree in Mathematics in 1966, a M.S. Degree in Nuclear Engineering in 1970, and a Juris Doctor Degree in law in 1970. Mr. Kiesel has been a registered patent attorney and engaged in the private practice of law since 1971 specializing in patent law and related legal areas. Mr. Kiesel has served as Adjunct Professor at the Louisiana State University Law School teaching courses in Patent Law.

         DR. TIMOTHY ANDRUS is a Director. Dr. Andrus became a Director of the Company in November 1996. He received his Doctor of Medicine degree from the Louisiana State University Medical School in New Orleans in 1975 and completed his residency in Obstetrics and Gynecology there in 1979. He is Board Certified in Obstetrics and Gynecology and has been in private practice in Baton Rouge, Louisiana for over 20 years. He was Chief of Staff of Woman's Hospital in Baton Rouge in 1991. He was elected to the Board of Directors of Woman's Hospital in 1995 and became Chairman of the Board of Directors in 2000. He was a founding member and President of Louisiana Women's Healthcare Associates, a single specialty group practice in Baton Rouge, LA. Dr. Andrus received an MBA degree from Louisiana State University in Baton Rouge, LA in 1996.

         DR. CHARLES POTTER is a Director. He received his training at Michigan State University in Lansing Michigan and at Washington University School of Medicine in St. Louis Missouri. He is Board certified in Otolaryngology and is in private practice in Springfield, Illinois. Dr. Potter served for six years on the Board of Directors of Springfield Clinic and has acted as a consultant for several medical device companies including, Xomed, Smith & Nephew, Storz of St. Louis, and Instrumentarium. Storz and Instrumentarium market medical devices which bear Dr. Potter's name.

         MR. RICHARD H. REISNER was appointed as a Director in September of 2000. He comes to Medisys with extensive background in the medical device industry. In 1992 he co-founded Exogen, Inc. and served as its Vice President and Chief Financial Officer until it was sold to Smith & Nephew, PLC in 1999. Mr. Reisner remained an employee of Exogen through June 30, 2000. After June 30, 2000 Mr. Reisner was a self-employed consultant. Prior to that, Mr. Reisner has held top-level executive management and advisory positions in several public and private companies including Cirrus Diagnostic, Inc., Datascope Corp., Pain Suppression Labs, and Electro-Biology, Inc., all of which manufactured, marketed and sold medical devices and instruments. He is a Certified Public Accountant and holds a BS degree from Benjamin Franklin University.

         DR. BRUCE S. MORRA is a Director and currently serves as President, COO and CFO of two development-stage biomedical companies, Biopore Corporation and Polygenetics, Inc. in Los Gatos, California. Dr. Morra is responsible for the strategic direction and financial planning for the companies, and for establishing option/licensing agreements. Prior to his current position, Dr. Morra served as President and COO of Flamel Technologies, Inc., the U.S. subsidiary of Flamel Technologies S.A. From the company's inception in 1993, Dr. Morra led the strategic development of the company's advanced polymer-based delivery technologies for medical applications. He was responsible for pre-market development of Flamel's first commercial drug delivery product, and negotiated partnerships with pharmaceutical, biotechnology and medical device companies. Before joining Flamel, he had more than 13 years of domestic and international experience in general management, product management, marketing, business development and R&D. Dr. Morra earned his Ph.D. and MS in polymer sciences and engineering, and his MBA from the University of Massachusetts. He graduated magna cum laude with BSE in chemical engineering from Princeton University.

         MR. PAUL L. RAY is a Director and has 32 years of management experience in the medical device industry and has provided management consulting services to a broad variety of medical companies. He was most recently President, CEO and Chairman of Image Guided Technologies in Boulder, Colorado from 1994 until the company, which develops and manufactures optical localizers for medical and industrial applications, was sold last August to a specialty surgical and medical products company, Stryker Corporation. . Before joining IGT, Mr. Ray was Managing Partner and Director of Paradigm Partners, LLC, a venture investment firm. Until 1989, Mr. Ray was President, CEO and Chairman of Allertech, Inc., which he co-founded in 1984. He currently serves on the Board of Directors of Boulder Technology Incubator, a not-for-profit corporation funded by Colorado businesses, public sources and entrepreneurs to help technology-based start-up companies succeed. He also holds the position of Co-Vice Chairman of the Governor's Commission of Science and Technology for Colorado and serves on the Advisory Board of the School of Mines' Division of Engineering. In addition to several corporate board memberships, Mr. Ray was Director of the University of Colorado Technology Transfer Corporation from 1996 to 1999 and founded the
Colorado Biomedical Venture Center. He received his BS degree from Ball State University in Muncie, Indiana.

         The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

           INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

         All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Each member of the Board of Directors is compensated as follows:

         Presently and through May 1, 2001 the Chairman of the Board is to receive $1,000 per non-meeting month, $1,800 (in person) per meeting month; Secretary to receive $600.00 per non-meeting month, $1,600 (in person) per meeting month; Treasurer to receive $400.00 per non-meeting month or $1,400 (in person) per meeting month. If a Director holds more than one office, then he/she will only receive compensation for the highest paid office. All other Directors receive $1,000 per meeting attended in person or $500 attended via telephone. Committee members receive $200 (in person or via phone) per committee meeting.

Committee Chairperson to receive $300 additional. All fees are paid in stock with prices determined by the closing bid price on the last day of the month following the meeting. All Board members annually receive the number of shares of restricted stock necessary to equal $5,000 in value based on the average bid price for the year. The Company has the authority to issue warrants in lieu of restricted stock. The exercise price of the warrants is based on the average closing price of March 23, 2001.

         Effective May 1, 2001 through May 1, 2002 each non-employee Board member will receive $1,500 for Board meetings attended in person or $500 by phone. Committee meetings: 1) In conjunction with Board meeting each member receives $1,500 in person or $500 by phone; 2) Separate, with Interstate Travel $1,500 in person or $500 by phone; 3) Separate, without Interstate Travel $500 in person or $500 by phone. Committee Chairpersons receive an annual fee of $1,000 in addition to meeting fees. Secretary receives an annual fee of $2,000 in addition to meeting fees. All cash fees will be accrued until sufficient cash is available for payment. Payment will be approved by the Board. The Company reserves the right to pay all or part of the accrued fees in restricted stock. All Board members elected on May 9, 2001 will receive 140,000 fully vested, cashless warrants priced at the closing bid price of Medisys common stock on May 8, 2001. Starting in May 2002, any current Directors re-elected to the Board after serving for one year or more will receive the number of fully vested, cashless warrants equal to 0.08% of the outstanding Medisys shares on the day prior to their re-election. These will be priced at the closing bid price of Medisys common stock on the day prior to their election. New Board members elected after May 9, 2001 will receive the number of fully vested, cashless warrants equal to 0.2% of the outstanding Medisys shares on the day prior to their re-election. These will be priced at the closing bid price of Medisys common stock on the day prior to their election. All warrants will be exercisable immediately, have a 10-year expiration date and a prohibition on selling any shares obtained with the warrants for a period of one year from granting of the warrants. Out of town Directors are reimbursed for reasonable travel expenses.

         Presently, the Board of Directors has a Board Nominating Committee, a Compensation Committee, an Audit Committee, and an Executive Committee. The Compensation Committee combines 2 former Board Committees (Executive Compensation and Board Compensation). These Committees had at least 3 meetings during 2000. The Compensation Committee presently consists of Dr. Bruce S. Morra, Paul L. Ray, Dr. Charles Potter and Dr. Tim Andrus and has had at least 1 meeting in 2001. The Committee generally recommends compensation for Executive Officers and Board Members to the Board of Directors for approval on an annual basis. The Executive Committee through February 2001 was Edward P. Sutherland, Kerry M. Frey and William David Kiesel. In March 2001 the Committee was reconstituted to include Edward P. Sutherland, Kerry M. Frey, William David Kiesel, Paul L. Ray and Richard H. Reisner. The Executive Committee met at least once a month during the year 2000. Decisions of the Executive Committee are subsequently submitted for ratification at the full Board meetings immediately following the period of any Executive Committee activity. The Executive Committee of the Board of Directors, to the extent permitted under Utah law, exercises all of the power and authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors. Each Executive Officer of the Company serves at the discretion of the Board of Directors.

         During the Company's last fiscal year ending December 31, 2000, there were 14 meetings of the Board of Directors. Attendance at the meetings averaged over 90% in 2000, and no member of the Board of Directors attended less than 80% or more of the aggregate number of meetings of the Board of Directors and any Committee of which he is a member.

         The Board of Directors, acting as a committee of the whole, has the responsibility for final nomination of prospective Board members as recommended by its Board Nominating Committee. The Board Nominating Committee and the Board of Directors will consider nominees recommended by stockholders who submit a notice of nomination to the Company at least 60 days, but not more than 90 days, prior to the first anniversary of the preceding year's Annual Meeting. (Not later than March 10, 2002 and not before February 9, 2002). Such notice shall contain appropriate data with respect to the suggested candidate(s) in order to make an informed decision as to the qualifications of the person(s). The Board Nominating Committee in the year 2000 was Kerry M. Frey, Dr. Tim Andrus and Dr. Charles Potter and had 1 meeting. The Board Nominating Committee in the year 2001 is Paul L. Ray, Dr. Tim Andrus and Dr. Bruce S. Morra and has had 1 meeting.

         The Audit Committee presently consists of Richard H. Reisner, Dr. Bruce
S. Morra, and Paul L. Ray. Former members of the Committee, Dr. Charles Porter, Dr. Robert diBenedetto and William David Kiesel were replaced on March 24, 2001 by Messrs. Reisner, Morra and Ray. The Audit Committee recommends the Company's independent certified public accountants, reviews the annul audit and interim financial reports of the Company, and reviews audit and any non-audit fees paid to the Company's independent certified Public accountants. The Audit Committee reports its findings and recommendations to the Board of Directors for ratification.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. All current members of the Audit Committee are Independent Directors. During fiscal 2000, the Committee met 1 time on a non-financial audit related matter.

In discharging its oversight responsibility as to the year end 2000 audit process, the Audit Committee met in 2001 and obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence
Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. A copy of the Company's Audit Committee Charter is attached hereto.

Members of the Audit Committee

Richard H. Reisner, Chairman
Dr. Bruce S. Morra
Paul L. Ray

Audit Fees

         The aggregate fees billed for professional services rendered by HJ & Associates, LLC for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB and the audit of the Company's financial statements for the year ended December 31, 2000, equaled $43,370.37.

Financial Information Systems Design and Implementation Fees

         There were no fees for professional services rendered by HJ & Associates, LLC for the year ended December 31, 2000 for information technology services relating to financial information systems design and implementation.

All Other Fees

         There were no fees for professional services rendered by HJ & Associates, LLC for the year ended December 31, 2000, other than the fees for services under "Audit Fee" above.

         The Audit  Committee  has  considered  whether  the  provisions  of the
services   described  above  are  compatible  with   maintaining  the  principal
accountant's independence.

                             Executive compensation

         The following table sets forth all cash compensation actually paid (and not deferred) by the Company for services rendered to the Company for the years ended December 31, 1998, 1999, and 2000 to the Company's Chief Executive Officer and Chief Operating Officer.

                           Summary Compensation Table

Name and                                                                           Other
Principal                                                                          Annual       All Other
Position                            Year          Salary           Bonus        Compensation   Compensation
--------                            ----          ------           -----        ------------   ------------
Edward P. Sutherland                1998             -0-              -0-            -0-            (1)
C.E.O.                              1999       $ 46,154(3)      $100,000(2)          -0-            (3)
                                    2000       $150,000         $ 50,000(4)          -0-            -0-

Kerry M. Frey,                      1998             -0-              -0-            -0-            (1)
President and                       1999       $ 46,154(3)      $100,000(2)          -0-            (3)
C.O.O.                              2000       $150,000         $ 43,750(4)          -0-            -0-


(1) In 1999, Mr. Sutherland and Mr. Frey were authorized by the Board to be issued 300,000 shares each of restricted common stock as a compromise and deferral of bonus compensation for the year 1998. (Frey and Sutherland abstained from the vote.) On the date of the meeting authorizing the shares, the Company's common stock had a closing bid price of $0.18.
(2) In March 2000, the Board of Directors voted a $100,000 cash Bonus to Mr. Frey and Mr. Sutherland as additional compensation for 1999 (Frey and Sutherland abstained from voting as to their own compensation). That sum was paid in full in the year 2000.
(3) No cash salaries, wages or bonuses were paid to any of the officers between April 1997 and December 1999. The officers voluntarily deferred their cash salaries and bonuses on a month-to-month basis ultimately compromising and deferring them for restricted stock and/or interest bearing promissory notes. Beginning in December 1999 and ending in April 2000, all past wages which had been deferred by notes, were redeemed with cash ($62,500 in 2000). All non-cash and non-note deferred compensation ($37,500) had been deferred and compromised through the issuance of restricted stock, the bid price for the month deferred, except for the month of November in which 250,000 shares each were authorized to be issued to the officers pursuant to mandatory renegotiation provisions in their contracts. (Frey and Sutherland abstained from the vote with regard to their own compensation. The Company had the limited right to repurchase those shares for $0.10 per share but chose not to exercise that right).
(4) Cash bonus compensation was paid as earned pursuant to the officers meeting specific contractual requirements. No stock or option bonuses have been paid to officers for the year 2000.

Employment Agreements

         The Company entered into 3 year employment agreements with Edward P. Sutherland and Kerry M. Frey respectively for the years 2000, 2001 and 2002 calling for a first year salary of $150,000 plus insurance, benefits, expenses and performance based bonus provisions. The $150,000 base salary was the same as it had been for the previous two years without increase. Year 2001 called for a base salary increase to $180,000 plus insurance, benefits, expenses and performance based bonuses and 2002 calls for a stepped increase on an annual basis to $210,000 plus insurance, benefits, expenses and performance based bonuses.

Legal Proceedings Summary

         On March 16, 2000, the Company filed a Complaint against Brett Phillips, Elbert Carl Anderson, William H. Morris, William Morris and Barbara Larkins in the United States District Court in and for the Middle District of Louisiana, alleging various securities law violations and related claims in connection with the 1998 acquisition by the Company from the defendants of Phillips Pharmatech Labs, Inc. ("PPL"). The Company is seeking rescission of the acquisition, damages and other relief. The case was dismissed in Louisiana on a contractual venue provision and was re-filed in Utah where it bears docket number 2:00CV00677ST in the United States District Court in Salt Lake City, Utah. The Company believes that the suit filed is in the best interests of the shareholders.

         On May 9, 2000, E. Carl Anderson, William Morris and Brett Phillips, filed a derivative action lawsuit in the United States District Court, Middle District of Florida, cash number 8:00CV905-T 24MSS against the Company and Edward P. Sutherland, William David Kiesel, Dr. Tim Andrus, Dr. Robert diBenedetto, Dr. Charles Potter and Kerry M. Frey, Directors of the Company. The action was filed by Messrs. Anderson, Morris and Phillips allegedly for and on behalf of the Company. The complaint alleges corporate waste in the form of excessive salaries and bonuses and other alleged wastes related to PPL. The Complaint seeks injunctive relief, alleging a fraudulent election, and damages and contains a claim by Mr. Anderson to obtain corporate records. Each of the plaintiffs in this action is also a defendant in the lawsuit previously filed by the Company on March 16, 2000 referenced above.

         For more complete information on these suits see "Item 3. Legal Proceedings" in the Annual Report.

Related Transactions

         The law firm of Roy, Kiesel & Tucker, PLC has been used for patent work. Their billings for 2000 were $86,266.William David Kiesel is both a shareholder and director of Roy, Kiesel & Tucker, PLC and is the Corporate Secretary and a Director of Medisys. Other attorneys of Roy, Kiesel & Tucker, PLC bill the Company for their time and the Company does reimburse Roy, Kiesel & Tucker, PLC for expenses incurred on the behalf of the Company. Richard H. Reisner (Director) also performs financial consulting work for the Company on a limited basis.

Section 16(a) Beneficial Ownership Reporting Compliance

         Each of the Company's officers and directors is individually required to file a Form 5, Annual Statement of Changes in Beneficial Ownership, on or before the 45th day after the end of the fiscal year. Each officer and/or director did file a Form 5 for the year 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, to the best knowledge of the Company, as of December 31, 2000, with respect to each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, each director and all directors, officers and principal shareholders as a group.

Name and Address of                 Number of Shares        Percentage of
Beneficial Owner                    Beneficially Owned(1)     Ownership
Robert L. diBenedetto*                    727,795(2)             1.2%
  144 Napoleon Street
  Baton Rouge, La 70802
William David Kiesel*                   2,581,932(3)             4.2%
  2355 Drusilla Lane
  Baton Rouge, LA 70809
Edward P. Sutherland*                   2,184,973(4)             3.6%
  144 Napoleon Street
  Baton Rouge, LA 70802
Kerry Frey*                             1,933,511(5)             3.2%
  144 Napoleon Street
  Baton Rouge, LA 70802
Timothy Andrus*                         1,187,598(6)             1.9%
  144 Napoleon Street
  Baton Rouge, LA 70802
Charles Potter*                         2,215,923(7)             3.5%
  1025 South 7th Street
  Springfield, IL 62703

Richard Reisner*                               -0-(8)              0%
   2644 Far View Drive
   Mountainside, NJ 07092
Dr. Bruce Morra*                               -0-(9)              0%
   51 Spring House Lane
   Basking Ridge, NJ 07920
Paul Ray*                                      -0-(10)             0%
   594 Wild Horse Circle
   Boulder, CO 80304
Dispomedic                              7,000,000(11)           11.4%
   1291 Mettler Road
   Huntingdon, PA 19006
Carl Anderson                           6,187,198(12)            9.9%
  19235 US Hwy 41 N.
  Lutz, FL 33549
Brett Phillips                          4,786,893(13)            7.6%
  8767 115th Avenue N.
  Largo, FL 33773
William & Marilyn Morris                6,493,726(14)           10.3%
  2804 Smitter Road
  Tampa, FL 33618
Medisys Reform Committee Year 2001     12,109,524(15)           19.8%
  c/o Carl Anderson
  19235 Lutz Highway 41 North
  Lutz, FL 33549
Directors and officers                 10,831,732(16)           16.8%
  as a group (9 persons)

*        Director
** Unless otherwise indicated in the footnotes below, the Company has been advised that each person above has sole voting power over the shares indicated above.

1. As of December 31, 2000 there was 61,154,342 shares of common stock outstanding. Individual share amounts are as of December 31, 2000 unless otherwise indicated in the footnotes. These figures do take into consideration stock purchase warrants owned by certain officers, directors and shareholders, entitling the holders to purchase an aggregate of 8,008,750 shares of common stock and which are currently exercisable. Therefore, for purposes of the table above, as of the date hereof, 69,163,092 shares of common stock are deemed to be issued and outstanding in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of March 19, 2001 and assumes the exercise of stock purchase warrants held by such person (but not by anyone else) exercisable within sixty days.
2. Includes 276,000 shares which may be acquired by Dr. diBenedetto pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $3.18 per share.
3. exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.74 per share, of which 300,000 warrants are held in the name of Roy, Kiesel & Tucker, 20,000 warrants are held in the name of Nu Vue Corp. and shares are held by Mr. Kiesel for his two sons in trust.
4. Includes shares held in the name of Diana B. Sutherland, wife of Edward P. Sutherland and as trustee for James Sutherland, minor son of Mr. Sutherland, and 259,000 shares which may be acquired by Mr. Sutherland pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.29 per share.
5. Includes 147,400 shares which may be acquired by Mr. Frey pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.29 per share.
6. Includes 206,982 shares which may be acquired by Dr. Andrus pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $ .50 per share. 7. Includes 1,400,000 warrants exercisable within sixty days at the average exercise price of $.50 per share.
8.   Mr. Reisner joined the Board in October of 2000.
9.   Dr. Morra joined the Board in March of 2001.
10. Mr. Ray joined the Board in March of 2001. Mr. Ray purchased 25,000 shares in an open market transaction in February 2001.

11. As of March 19, 2001, Dispomedic held 5,850,000 shares of record, 3,500,000 of which are held in escrow by the Company. Dispomedic holds no warrants.
12. This figure is estimated, since this shareholder has not provided other information. Includes 1,471,118 shares which may be acquired by Mr. Anderson pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.50 per share. These warrants have been voted to be cancelled by the Company.
13. This figure is estimated, since this shareholder has not provided other information. Includes 1,660,542 shares which may be acquired by Mr. Phillips pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.50 per share. These warrants have been voted to be cancelled by the Company.
14. This figure is estimated, since this shareholder has not provided other information. Ms. Morris is the wife of Bill Morris, a director of the Company. Includes 1,660,542 shares which may be acquired by Ms. Morris pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.50 per share. The Company has been advised that Ms. Morris has sole voting power over the shares indicated above and control over the warrants. These warrants have been voted to be cancelled by the Company.
15. In reliance on the Schedule 13D filed with the Securities and Exchange Commission on April 2, 2001, Medisys Reform Committee Year 2001, LLC, Brett
     J. Phillips, William H. Morris, Marilyn L. Morris and E. Carl Anderson reported that they beneficially own and have shared voting and dispositive power over 12,109,524 of the Company's common stock. In further reliance on the Schedule 13D, of the above referenced shares Brett J. Phillips is the record owner of 2,475,260 shares; William H. and Marilyn Morris are the record owners of 4,823,184 (of which 124,969 shares are in joint name and 4,688,215 shares are in the name of Marilyn Morris); and E. Carl Anderson is the record owner of 4,811,080 shares. It is believed that these share amounts are reflected in the amounts depicted next to each individual's name in the above table.
16. Includes 3,216,548 shares which may be acquired by the Company's officers and directors pursuant to the exercise of stock purchase warrants exercisable within sixty days at exercise prices ranging from $.0375 to $4.25 per share.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the person named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

         The Company is presently contemplating new financing during fiscal 2001 and there is a possibility that the potential fund(s) providers may require a change in the Company's independent public accountants. Accordingly, the Company is not asking for ratification of its auditors for the 2001 fiscal year and the Board will take the matter under advisement as soon as the matter is resolved. It is not anticipated that a representative of HJ & Associates, LLC, the Company's independent public accountants for fiscal 2000, will be available at the meeting to make a statement or answer questions.

                         ANNUAL REPORTS TO STOCKHOLDERS

         The Company's Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2000, is being delivered to shareholders together with this proxy statement.

                              STOCKHOLDERS PROPOSAL

         It is anticipated that the Company's fiscal 2001 Annual Meeting of Stockholders will be held on or about May 8, 2002. Stockholders who intend to present proposals at such Annual Meeting must submit their proposals to the Secretary of the Company on or before January 5, 2002.

GENERAL

         The costs of soliciting proxies for the slate recommended by the Board of Directors will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services) by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers, and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, William D. Kiesel, at Medisys Technologies, Inc., 144 Napoleon Street, Baton Rouge, Louisiana 70802.

         All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's By-Laws and Utah Law: (1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of Directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

     Please complete, date, sign and return the accompanying proxy promptly.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.


                              FINANCIAL INFORMATION

         A copy of the Company's Annual Report on Form 10-KSB, including any financial statements and schedules and exhibits thereto, is attached as part of this Proxy Statement.


                                  By Order of the Board of Directors



                                  By: /s/ William D. Kiesel
                                          William D. Kiesel,Secretary


Baton Rouge, Louisiana
April 16, 2000

                                                                Attachment No. 1

                           MEDISYS TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who at least a majority are independent of the management of the corporation as defined in Securities and Exchange Commission Release No. 34-42232 and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, any internal auditors and/or any director of internal audit that may be designated by the Board of Directors, and the financial management of the corporation.

Continuous Activities- General

          1. Provide an open avenue of communication between auditors if so designated, and the Board of Directors.

          2. Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

          3. Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

          4. Review with the independent auditor and any director of internal audit if so designated, the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

          5. Inquire of management, the independent auditor, and any director of internal audit about significant risks or exposures and assess the steps management has taken to minimize such risk to the AICPA and Related Entities.

          6. Consider and review with the independent auditor and any director of internal audit:

                     5.1 The adequacy of AICPA's and Related Entities' internal controls including computerized information system controls and security.

                     5.2  Related findings and recommendations o the independent
                          auditor  and  any   internal   audit   together   with
                          management's responses.

          7. Consider and review with management, director o internal audit if so designated, and the independent auditor.

                     7.1 Significant findings during the year, including the Status of Previous Audit Recommendations.

                     7.2 Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

                     7.3 Any changes required in the planned scope of any adopted Internal Audit Plan.

                     7.4 The Internal Audit Department charter, if designated, budget and staffing.

          8. Meet periodically with the independent auditor, any director of internal audit and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

          9. Report periodically to the Board of Directors o significant results of the foregoing activities.

          10.Instruct the independent auditor that the Board of Directors, as the members' representative, is the auditor's client.

Continuous Activities- Re: Reporting Specific Policies

          1. Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

          2. Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Institute and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

          3. Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Institute.

          4. Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

          5. Determine, as regards new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

          6. Assure that the auditor's reasoning is describe in determining the appropriateness of changes in accounting principles and disclosure practices.

          7. Inquire as to the auditor's views about how the Institute's choice of accounting principles and disclosure practices may affect members and public views and attitudes about the Institute.

Scheduled Activities

          1. Recommend the selection of the independent auditor for approval by the Board of Directors and election by Council, approve compensation of the independent auditor, and review and approve the discharge of the independent auditor.

          2. Consider, in consultation with the independent auditor and any director of internal audit the audit scope and plan of the independent auditor and any internal auditors.

          3. Review with management and the independent auditor the results of annual audits and related comments in consultation with the Finance Committee and/or other committees as deemed appropriate including:

              1.     The independent  auditor's audit of the AICPA's and Related
                     Entities'   annual   financial   statements,   accompanying
                     footnotes and its report thereon.

              2.     Any   significant   changes   required  in  th  independent
                     auditor's audit plans.

              3. Any difficulties or disputes with management encountered during the course of the audit.

              4. Other matters related to the conduct o the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

          4. Review the results of the annual audits of member reimbursements, director and officers' expense accounts and management perquisites prepared internally and/or by the independent auditor.

          5. Review annually with the independent auditor an the any director of internal audit the results of the monitoring of compliance with the Institute's code of conduct.

          6. Describe in the AICPA's Annual Report the Committee's composition and responsibilities, and how they were discharged.

          7. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend the appointment of the auditor.

          8. Assure that the auditor's reasoning is describe in accepting or questioning significant estimates by management.

          9. Review and update, if necessary, the Audit Committee Charter annually.

"When Necessary" - Activities

              9.1    Review   and  concur  in  the   appointment,   replacement,
                     reassignment, or dismissal of any director of internal audit.

              9.2 Review and approve requests for any management consulting engagement to be preformed by the Institute's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

              9.3 Review periodically with general counsel legal and regulatory matters that may have a material impact on the AICPA's and Related Entities' financial statements, compliance policies and programs.

              9.4 Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.